UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 9, 2025

ESS TECH, INC.

(Exact name of registrant as specified in charter)

Delaware	001-39525	98-1550150
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

26440 SW Parkway Ave., Bldg. 83 Wilsonville, Oregon	97070
(Address of principal executive offices)	(Zip code)
(855) 423-9920
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GWH	The New York Stock Exchange

Warrants, each fifteen warrants exercisable for one share of common stock at an exercise price of $172.50	GWH.W	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Yorkville Standby Equity Purchase Agreement
On July 9, 2025, ESS Tech, Inc. (the “Company”) entered into a Standby Equity Purchase Agreement (the “Purchase Agreement”) with YA II PN, LTD (the “Investor”) an investment fund managed by Yorkville Advisors Global, L.P. (“Yorkville”). Pursuant to the Purchase Agreement, the Company shall have the right, but not the obligation, to sell to the Investor up to $25 million of its shares of common stock, par value $0.0001 per share, at the Company’s request at any time during the commitment period commencing on July 9, 2025 and terminating on the earliest of (i) the first day of the month following the 36-month anniversary of the Purchase Agreement and (ii) the date on which the Investor shall have made payment of any Advances (as defined below) requested pursuant to the Purchase Agreement for shares of the Company’s common stock equal to the commitment amount of $25 million. Each sale the Company requests under the Purchase Agreement (an “Advance”) may be for a number of shares of common stock with an aggregate value of up to 100% of the average daily volume traded of the Company’s common stock during the five trading days immediately prior to the date the Company requests such Advance. The shares would be purchased at 97.0% of the Market Price (as defined below). “Market Price” means the lowest of the VWAPs (as defined below) during each of the three consecutive trading days commencing on the trading day immediately following the Investor’s receipt of an Advance. “VWAP” means, for any trading day, the volume weighted average price of the Company’s common stock as reported by Bloomberg L.P.
Under the applicable rules of the New York Stock Exchange (“NYSE”) and pursuant to the Purchase Agreement, in no event may the Company issue or sell to the Investor shares of common stock in excess of 2,566,333 shares of common stock (the “Exchange Cap”) representing 19.99% of the shares of common stock issued and outstanding as of the effective date of the Purchase Agreement, unless (i) the Company obtains stockholder approval to issue shares of common stock in excess of the Exchange Cap or (ii) the average price of all applicable sales of common stock under the Purchase Agreement equals or exceeds $1.48 per share (which represents the lower of (i) the NYSE Official Closing Price (as reflected on NYSE.com) immediately preceding the execution of the Purchase Agreement or (ii) the average NYSE Official Closing Price for the five trading days immediately preceding the execution of the Purchase Agreement). Pursuant to the Purchase Agreement, the Investor shall not be obligated to purchase or acquire any shares of common stock under the Purchase Agreement which, when aggregated with all other shares of common stock beneficially owned by the Investor and its affiliates, would result in the beneficial ownership of the Investor and its affiliates (on an aggregated basis) exceeding 4.99% of the then outstanding voting power or number of shares of common stock.
In connection with the execution of the Purchase Agreement, the Company agreed to issue shares of its common stock as a commitment fee in an amount equal to 1.00% of the $25 million commitment amount as consideration for the Investor’s irrevocable commitment to purchase the common stock, upon the terms and subject to the satisfaction of the conditions set forth in the Purchase Agreement, and to reimburse the Investor’s expenses in an amount of $85,000.
The Company has filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement to the Company’s prospectus, dated July 11, 2025, filed as part of the Company’s effective shelf registration statement on Form S-3, File No. 333-268138, registering up to approximately $6.6 million of shares of common stock that are to be offered and sold to the Investor pursuant to the Purchase Agreement.
The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of common stock, nor shall there be any sale of shares of common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. The legal opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation relating to the shares of common stock being offered pursuant to the Purchase Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Sale and Leaseback
On July 10, 2025, the Company entered into a Sale and Leaseback Agreement (the “UOP Sale and Leaseback Agreement”) with UOP LLC (“UOP”), an affiliate of a greater than 5% stockholder of the Company, pursuant to which UOP has agreed to purchase the stack assembly line 1 used to build power module stacks for the Company’s products, including the Energy Base, for a purchase price of $10,518,419.91 (comprised of $4,000,000 in cash and $6,518,419.91 applied to certain pre-payments from UOP), and to lease such equipment back to the Company. The lease term is for seven years unless terminated early. During the lease term, the monthly lease payment from the Company to UOP is $185,508.90, pro-rated for any partial month at a daily lease rate of $6,098.92. The consideration was determined by arms-length negotiations between the Company and UOP.
The UOP Sale and Leaseback Agreement is subject to certain closing conditions and contains terms and provisions (including representations, covenants, conditions and remedies upon the occurrence of default) that are generally customary for a sale and leaseback transaction of this nature, including obligations relating to the use, operation and maintenance of the equipment.
The foregoing description of the UOP Sale and Leaseback Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025 and is incorporated herein by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets.
The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Sale and Leaseback” is incorporated by reference into this Item 2.01.
Item 2.02 Results of Operations and Financial Condition.
Preliminary Financial Results for the Three Months Ended June 30, 2025 (unaudited)
The Company is announcing selected preliminary unaudited financial results for the second quarter ended June 30, 2025:
•Revenue is expected to be approximately $2.4 million, a 294% increase compared to the first quarter ended March 31, 2025;
•Cost of revenue is expected to be approximately $6.8 million, a 22% decrease compared to the first quarter ended March 31, 2025;
•Operating expenses are expected to be approximately $6.3 million, a 37% decrease compared to the first quarter ended March 31, 2025;
•Net loss is expected to be approximately $10.3 million, a 43% improvement over to the first quarter ended March 31, 2025;
•Adjusted EBITDA is expected to be a loss of approximately $7.6 million, a 49% improvement over the first quarter ended March 31, 2025;
•Cash, cash equivalents and short-term investments as of June 30, 2025 are expected to be approximately $0.8 million, a 94% decrease compared to the first quarter ended March 31, 2025.
The Company recently completed measures to implement streamlined operations and reduced cash requirements, achieving a reduction of approximately 80% in monthly cash burn in June compared to the monthly average for the first five months of 2025. The Company intends to continue current cash management measures in the near term but expects that cash expenditures would increase with a ramp in manufacturing activities
The financial results for the second quarter ended June 30, 2025 included in this release are preliminary, have not been reviewed or audited, are based upon the Company’s estimates, and were prepared prior to the completion of the Company’s financial statement close process. There can be no assurance that actual results will not differ from the preliminary financial information presented herein and such changes could be material.

Use of Non-GAAP Financial Measures
The Company has presented supplemental non-GAAP financial measures as part of this Current Report on Form 8‑K. The Company believes that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the Company with a focus on the performance of its core operations, including providing meaningful comparisons of financial results to historical periods and to the financial results of peer and competitor companies. A reconciliation of GAAP to Non-GAAP results has been provided in the financial statement tables included in Appendix A hereto, which is incorporated by reference into this Item 2.02.
The information furnished in this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Sale and Leaseback” is incorporated by reference into this Item 2.03.
Item 3.02 Unregistered Sales of Equity Securities.
The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Yorkville Standby Equity Purchase Agreement” is incorporated by reference into this Item 3.02.
In the Purchase Agreement, the Investor represented to the Company, among other things, that it is an “accredited investor” (as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act). Up to $18.4 million of the shares of common stock of the commitment amount are expected to be issued and sold by the Company to the Investor in reliance upon the exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.
The information set forth in Item 8.01 of this Current Report on Form 8-K under the heading “Bridge Financing – Warrants” is incorporated by reference into this Item 3.02.
Item 8.01 Other Events.
ATM Sales
During the month of June 2025, the Company made sales of 616,264 shares of its common stock for aggregate gross proceeds of approximately $0.7 million from time to time in an “at-the-market” offering through Robert W. Baird & Co. Incorporated as sales agent pursuant to the Company’s previously filed Registration Statement on Form S-3 (File No. 333-268138) and a prospectus supplement filed with the SEC on March 31, 2025.
Bridge Financing – Promissory Notes
On July 10, 2025, the Company issued unsecured promissory notes to certain directors and members of management of the Company and the Investor (the “Promissory Notes”) in the aggregate principal amount of $0.9 million. Each Promissory Note is repayable with an exit fee of 15% on the maturity date of July 24, 2025. The outstanding principal amount and any unpaid accrued interest may be prepaid at any time, upon prior written notice, without premium or penalty. Each Promissory Note includes customary representations and warranties of the investor and sets forth certain events of default after which, with the written consent of investors holding more than 50% of the aggregate outstanding principal amount of the Promissory Notes, the outstanding principal may be declared immediately due and payable.
Bridge Financing – Warrants
In connection with the Promissory Notes, the Company has issued to the noteholders warrants exercisable for an aggregate number of up to 129,312 shares of common stock (the “Warrants”) at an exercise price of $3.48 per share, payable in cash or, under certain circumstances, pursuant to net exercise. The exercise period will commence the later of twelve months from the date of issuance and the date on which the Company’s shareholders approve the issuance of the shares issuable upon exercise of the Warrants. The Warrants will be exercisable for three years following the date the Warrants are first exercisable. The issuance of the Warrant is, and the issuance of the shares issuable upon exercise of the Warrants is expected to be, exempt from registration pursuant to Section 4(a)(2) and Rule 506 of Regulation D of the Securities Act. The Company is relying on the foregoing exemption from registration based in part on the representations made by the investors, including the representation with respect to each investor’s status as an “accredited investor” as such term is defined in Rule 501(a) of the Securities Act.
The Company also agreed to enter into a registration rights agreement within thirty days providing for certain customary registration rights with respect to the resale of the shares of Common Stock underlying the Warrants from time to time, including that the Company file a registration statement relating to such resale with respect to the Warrants within thirty days thereafter.
The foregoing description of the Warrants does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Warrant, the form of which will be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025 and is incorporated herein by reference.
Board Compensation
The Company’s directors have agreed to forego payment of cash compensation for 2025 under the Company’s outside director compensation policy.
Production Tax Credits
On July 10, 2025, the Company entered into a Tax Credit Transfer Agreement with SE Global Holdings, LLC (“SEGH”), an affiliate of SB Energy Global Holdings One Ltd., for a production tax credit transaction for approximately $800,000, of which $775,000 is reimbursable to SEGH in the event SEGH does not exercise the option to purchase certain tax credits by October 31, 2025.
The receipt of the various proceeds discussed above is expected to improve the Company’s cash position, but the Company will need to secure additional funding in the near term and there is no assurance as to the timing, terms or success of such transactions.
New York Stock Exchange
On March 28, 2025, the Company received a written notice (the “Notice”) from the New York Stock Exchange (the “NYSE”) indicating that the Company did not satisfy the continued listing standard set forth in Section 802.01B of the NYSE’s Listed Company Manual, as the Company’s average global market capitalization over a consecutive 30 trading-day period was less than $50 million (the “Minimum Market Capitalization Standard”) and, at the same time, the Company’s stockholders’ equity was less than $50 million. As described in the Notice, as of March 21, 2025, the Company’s 30 trading-day average global market capitalization was approximately $47.8 million and the Company’s last reported stockholders’ equity as of September 30, 2024, was approximately $49.2 million.
In accordance with applicable NYSE procedures, the Company timely submitted a plan to the NYSE on May 7, 2025 advising it of the definitive actions the Company has taken, is taking, or plan to take that the Company anticipates will bring it into conformity with the NYSE’s Minimum Market Capitalization Standard within 18 months of receipt of the Notice (the “Cure Period”). On June 17, 2025, the NYSE observed and notified the Company that the Company’s then current global market capitalization was less than $15 million. Section 802.01B of the NYSE’s Listed Company Manual provides that the NYSE will promptly initiate suspension and delisting procedures if a company is determined to have an average global market capitalization over a consecutive 30 trading-day period of less than $15 million regardless of the original standard under which it listed.
If either (1) the Company’s plan is not accepted, the Company fails to comply with the plan or does not meet the NYSE’s Minimum Market Capitalization Standard at the end of the Cure Period, or (2) the Company is determined to have an average global market capitalization over a consecutive 30 trading-day period of less than $15 million, the Company will be subject to NYSE’s prompt initiation of suspension and delisting procedures.

If the NYSE delists the Company’s securities from trading on its exchange and the Company is not able to list such securities on another national securities exchange, the Company expects such securities could be quoted on an over-the-counter market. If this were to occur, the Company and its stockholders could face significant material adverse consequences including:
•a limited availability of market quotations for the Company’s securities;
•reduced liquidity for the Company’s securities;
•a determination that the common stock is a “penny stock” which would require brokers trading in the common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for the Company’s shares of common stock;
•a limited amount of news and analyst coverage;
•a decreased ability to issue additional securities or obtain additional financing in the future; and
•an impairment of the Company’s ability to provide equity incentives to the Company’s employees.
In the event of a delisting, the Company can provide no assurance that any action taken by the Company to restore or otherwise meet compliance with listing requirements would allow the Company’s securities to become listed again, stabilize the market price or improve the liquidity of the Company’s securities, or prevent future non-compliance with the NYSE’s or another exchange’s listing requirements.
Forward-Looking Statements
This Current Report on Form 8-K contains certain forward-looking statements, including statements regarding the Company and its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. The words “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intends”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “should”, “will” and “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Examples of forward-looking statements include, among others, statements regarding the Company’s anticipated financial results, the closing of the sale of the production tax credits and the sale and leaseback transactions, contracts and relationships with third parties, and potential capital raising measures. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company and involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, which include, but are not limited to, the Company’s inability to close on the sale and leaseback transaction and sale of the production tax credits, to raise additional capital under the Purchase Agreement or in other transactions, to obtain stockholder approval with respect to the Exchange Cap and the exercise of the Warrants and to remain listed on the NYSE, and other risks and uncertainties described more fully in the section titled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed on May 15, 2025, and the Company’s other filings with the Securities and Exchange Commission. Except as required by law, the Company is not undertaking any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.
Item 9.01 Exhibits

(d)	Exhibits

Exhibit Number	Description of Document
5.1	Opinion of Wilson Sonsini Goodrich & Rosati P.C.

10.1	Standby Equity Purchase Agreement, dated July 9, 2025, by and between ESS Tech, Inc. and YA II PN, LTD.

23.1	Consent of Wilson Sonsini Goodrich & Rosati P.C. (included in Exhibit 5.1)

99.1	Press release, dated July 11, 2025

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

Appendix A
Use of Non-GAAP Financial Measures
In this Current Report on Form 8-K, the Company includes Adjusted EBITDA, which is a non-GAAP performance measure that the Company uses to supplement its results presented in accordance with U.S. GAAP. As required by the rules of the SEC, the Company has provided herein a reconciliation of the non-GAAP financial measure contained in this Current Report on Form 8-K to the most directly comparable measure under GAAP. The Company’s management believes Adjusted EBITDA is useful in evaluating its operating performance and similar measures are reported by publicly-listed U.S. companies, and regularly used by securities analysts, institutional investors, and other interested parties in analyzing operating performance and prospects. By providing this non-GAAP measure, the Company’s management intends to provide investors with a meaningful, consistent comparison of the Company’s profitability for the periods presented. Adjusted EBITDA is not intended to be a substitute for net income/loss or any U.S. GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.
The Company defines and calculates Adjusted EBITDA as net loss before interest, other non-operating expense or income, and depreciation and amortization, and further adjusted for stock-based compensation and other special items determined by management, including, but not limited to, fair value adjustments for certain financial liabilities associated with debt and equity transactions as they are not indicative of business operations.

ESS Tech, Inc.
Reconciliation of GAAP Net Loss to Adjusted EBITDA
(unaudited)
(in millions)

	Three Months Ended June 30, 2025 (approximate)	Three Months Ended March 31, 2025 (as reported)
Net loss	$(10.3)	$(18.0)
Interest income, net	—	(0.2)
Stock-based compensation	1.7	1.2
Depreciation and amortization	1.5	1.5
Loss on revaluation of common stock warrant liabilities	(0.5)	0.1
Financing costs	—	0.4
Other income (expense), net	—	—
Adjusted EBITDA	$(7.6)	$(15.0)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated: July 11, 2025

ESS TECH, INC.

By:	/s/ Anthony Rabb
Name:	Anthony Rabb
Title:	Chief Financial Officer